UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2018

Frélii, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-107179 & 000-51210	980380519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 W. Executive Pkwy.,

Suite 500

Lehi, UT 84043

(Address of Principal Executive Offices)

(833) 437-3544

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Throughout this Report on Form 8-K, the terms the “Company,” “we,” “us” and “our” refer to Frélii, Inc. and “the Board” refers to the Board of Directors of Frélii, Inc.

Item 1.01 Entry Into A Material Definitive Agreement

On July 31, Frélii, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Kingdom Life Sciences, LLC., a Utah limited liability company (“KLS”) pursuant to which the Company acquired certain nutritional supplement product inventory and related intellectual property for the products currently being marketed and sold on the Company’s website as “Keotone” and “Keospark”. In consideration of the foregoing asset purchase and intellectual property assignment, the Company agreed to pay an outstanding liability of KLS of $19,244, and issue to KLS or its members an aggregate of twenty thousand (20,000) Class B Common Stock shares of the Company.

The Asset Purchase Agreement contains standard and customary representations, warranties and covenants. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Company’s Chief Executive Officer and director Ian Jenkins is also an equity holder of Flagship Trust, a member and equity holder of KLS. Gregory Mongeon and Christopher Dean, both former officers and directors of the Company, are also members and equity holders of KLS. The source of funds for the purchase will be current cash of the Company.

The foregoing transaction was approved by a majority vote of the Company’s Board of Directors in a meeting held on May 15, 2018. As interested directors, both Ian Jenkins and Gregory Mongeon, abstained from voting on the transaction.

On July 31, 2018, the Company entered into an Intellectual Property Assignment Agreement with KLS whereby KLS agreed to transfer to the Company all rights, title, and interest in certain intellectual property, including but not limited to trademarks, copyrights, and any other registered intellectual property related to the nutritional supplement products currently marketed and sold as “Keotone” and “Keospark.”

The Intellectual Property Assignment Agreement contains standard and customary representations, warranties and covenants. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Transfer and Assumption Agreement, a copy of which is filed as Exhibit 2.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The securities issued pursuant to the Asset Purchase agreement were not registered under the Securities Act. These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since the Conventions Shareholders agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Form of Asset Purchase Agreement dated as of July 31, 2018, by and among Frélii, Inc. and Kingdom Life Sciences, LLC., a Utah limited liability company (“KLS”), including Disclosure Schedule, KLS Secretary’s Certificate, Bill of Sale, and KLS Member Resolution.

2.2	Form of Intellectual Property Assignment Agreement, dated as of July 31 2018, by and between Frélii, Inc., a Nevada corporation and Kingdom Life Sciences, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Frélii, Inc.

Date: August 3, 2018	By:	/s/ Ian Jenkins
	Name:	Ian Jenkins
	Title:	Chief Executive Officer